EXHIBIT 23.1

                          Consent of Ernst & Young LLP


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                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Codorus Valley Bancorp, Inc. 1998 Independent Directors' Stock Option Plan of our report, dated January 15, 1998, with respect to the consolidated financial statements of Codorus Valley Bancorp, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------------------
                                        Ernst & Young LLP

Harrisburg, Pennsylvania
August 17,  1998